As filed with the Securities and Exchange Commission on April 20, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AMN HEALTHCARE SERVICES, INC.

(Exact name of Registrant as specified in its charter)

Delaware	06-1500476
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

12400 High Bluff Drive, Suite 100

San Diego, California 92130

(Address, including zip code, of Registrant’s principal executive offices)

AMN Healthcare Equity Plan, As Amended and Restated

(Full title of the plan)

Denise L. Jackson, Esq.

Senior Vice President, General Counsel and Secretary

AMN Healthcare Services, Inc.

12400 High Bluff Drive, Suite 100

San Diego, California 92130

(866) 871-8519

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

John C. Kennedy, Esq.

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, New York 10019–6064

(212) 373-3000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price (4)	Amount of Registration Fee
Common Stock, par value $0.01 per share	3,435,052 shares(2)	$5.97	$20,507,260.44	$2350.13

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall be deemed to cover any additional securities to be offered or issued from stock splits, stock dividends or similar transactions. The registrant has previously registered 5,908,900 shares of Common Stock that may be issued under the AMN Healthcare Equity Plan, as Amended and Restated (the “Equity Plan”), on registration statement Nos. 333-133227, 333-142187 and 333-158523. The registration fees for the previously registered shares were paid at the time such registration statements were filed.
(2)	Represents 3,435,052 shares of Common Stock reserved for issuance under the Equity Plan.
(3)	Pursuant to Rules 457(c) and 457(h) under the Securities Act, the proposed maximum offering price per share was determined based on the average of the high and low prices of the Common Stock as reported by the New York Stock Exchange on April 16, 2012.
(4)	Estimated solely for computing the registration fee in accordance with Rule 457(c) and 457(h) under the Securities Act.

EXPLANATORY NOTE

AMN Healthcare Services, Inc. (the “Company,” “we,” “us,” or “our”) has prepared this Registration Statement on Form S-8 (the “Registration Statement”) in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), to increase by 3,435,052 the number of shares of our common stock, par value $0.01 per share (the “Common Stock”), registered under the AMN Healthcare Equity Plan, as Amended and Restated (the “Equity Plan”).

Upon the effectiveness of this Registration Statement, a total of 9,343,952 shares of Common Stock issuable under the Equity Plan will be registered (which represents the original authorized 723,275 shares of Common Stock, registered on April 12, 2006, as increased by 3,042,750 shares registered on April 18, 2007, as increased by the additional 2,142,875 registered on April 10, 2009, as further increased by the additional 3,435,052 shares being registered hereby (including 1,035,052 shares forfeited, canceled or terminated other than by exercise under the Company’s Stock Option Plan from April 1, 2009 through March 31, 2012)).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

Pursuant to General Instruction E to Form S-8, the contents of our Registration Statements on Form S-8 (File Nos. 333-133227, 333-142187 and 333-158523) previously filed by us with the Securities and Exchange Commission (the “Commission”) on April 12, 2006, April 18, 2007 and April 10, 2009, respectively, with respect to the shares of Common Stock reserved for issuance under the Equity Plan are incorporated by reference into this Registration Statement. The following documents filed with the Commission by us are also incorporated by reference in this Registration Statement:

1.	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed with the Commission on March 9, 2012, including portions of our proxy statement for the 2012 annual meeting of stockholders, filed on March 9, 2012, to the extent specifically incorporated by reference therein.

2.	Our Current Report on Form 8-K dated February 24, 2012, filed with the Commission on February 27, 2012.

3.	Our Current Report on Form 8-K dated April 5, 2012, filed with the Commission on April 9, 2012.

4.	Our Current Report on Form 8-K dated April 18, 2012, filed with the Commission on April 20, 2012.

5.	The description of the Common Stock set forth in our Registration Statement on Form 8-A filed pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on October 26, 2001, and any amendment or report filed for the purpose of updating any such description.

In addition, all reports and documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and made a part hereof from the date of the filing of such documents.

For purposes of clarity, any statement contained in this Registration Statement, in an amendment hereto or in a document incorporated or deemed to be incorporated by reference herein and to be a part hereof shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed amendment to this Registration Statement or in any document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded to constitute a part of this Registration Statement.

Item 8.	Exhibits

5.1	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP as to the legality of the shares of Common Stock.*

10.1	AMN Healthcare Equity Plan, as Amended and Restated (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K dated April 18, 2012, filed with the Commission on April 20, 2012).

23.1	Consent of Independent Registered Public Accounting Firm.*

23.2	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included in Exhibit 5.1).*

24.1	Power of Attorney (included on signature page hereto).*

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California on April 20, 2012.

AMN HEALTHCARE SERVICES, INC.

By:	/s/ SUSAN R. SALKA
Name:	Susan R. Salka
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Susan R. Salka and Brian M. Scott, or either of them, as his or her true and lawful attorney-in-fact with full power of substitution and resubstitution, in any and all capacities, to sign this registration statement or amendments (including post-effective amendments) thereto and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes and he or she might or could do in person, hereby ratifying and conforming all that said attorney-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed on April 20, 2012 by the following persons in the capacities indicated.

Signature	Title

/s/ SUSAN R. SALKA Susan R. Salka	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ DOUGLAS D. WHEAT Douglas D. Wheat	Chairman of the Board of Directors

/s/ R. JEFFREY HARRIS R. Jeffrey Harris	Director

/s/ MICHAEL M.E. JOHNS Michael M.E. Johns	Director

/s/ MARTHA H. MARSH Martha H. Marsh	Director

/s/ ANDREW M. STERN Andrew M. Stern	Director

/s/ PAUL E. WEAVER Paul E. Weaver	Director

/s/ BRIAN M. SCOTT Brian M. Scott	Chief Financial Officer, Chief Accounting Officer and Treasurer (Principal Accounting and Financial Officer)

INDEX TO EXHIBITS

5.1	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP as to the legality of the shares of Common Stock.*

10.1	AMN Healthcare Equity Plan, as Amended and Restated (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K dated April 18, 2012, filed with the Commission on April 20, 2012).

23.1	Consent of Independent Registered Public Accounting Firm.*

23.2	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included in Exhibit 5.1).*

24.1	Power of Attorney (included on signature page hereto).*

*	Filed herewith.